UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 6, 2006

(Date of earliest event reported)

CERIDIAN CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number:  1-15168

Delaware	41-1981625
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3311 East Old Shakopee Road,
Minneapolis, Minnesota 55425
(Address of principal executive offices, including zip code)

(952) 853-8100
(Registrant’s telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)

On April 6, 2006, Ronald L. Turner, Chairman, President and Chief Executive Officer of Ceridian Corporation (the “Company”), informed the Board of Directors of the Company that he will retire from the Company effective October 1, 2006. The Company’s Board of Directors will immediately initiate a process to identify Mr. Turner’s successor among candidates from outside the Company.

Mr. Turner is standing for re-election to the Company’s Board of Directors at the annual meeting of stockholders to be held on May 11, 2006. Upon his retirement as an executive officer of the Company, Mr. Turner will also resign on October 1, 2006 from the Company’s Board of Directors, as required by the Company’s Corporate Governance Policies and Guidelines.

The Board of Directors has elected L. White Matthews, III, a current member of the Board, to serve as its Chairman, effective April 15, 2006. Mr. Matthews succeeds Mr. Turner, who has served in this role since May 2000. Mr. Matthews joined the Company’s Board on July 1, 2005. In addition to Ceridian, he has served as an officer and director of two public companies, Union Pacific Corporation and Ecolab, Inc. He currently also serves as a director of Imation Corp. and Matrixx Initiatives, Inc.

Pursuant to the terms of Mr. Turner’s employment agreement with the Company dated January 29, 2002 (“Employment Agreement”), and amended November 21, 2002 (“Amendment”), Mr. Turner is entitled to certain retirement benefits from the Company. A copy of the Employment Agreement was filed as Exhibit 10.08 to the Company’s Form 10-K for the year ended December 31, 2001. A copy of the Amendment was filed as Exhibit 10.09 to the Company’s Form 10-K for the year ended December 31, 2002.

On April 12, 2006, the Company issued a press release announcing Mr. Turner’s retirement and the election of Mr. Matthews as Chairman of the Board. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

99.1                           Ceridian Corporation News Release dated April 12, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN CORPORATION

By:	/s/ Gary M. Nelson
Gary M. Nelson Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Date: April 12, 2006

INDEX TO EXHIBITS

Exhibit No.	Item	Method of Filing

99.1	Ceridian Corporation News Release dated April 12, 2006.	Filed electronically